UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 5, 2004

KOS PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 BRICKELL BAY DRIVE
25th FLOOR
MIAMI, FLORIDA 33131
(Address of principal executive offices)

305-577-3464
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On March 8, 2004, Kos Pharmaceuticals, Inc., a Florida corporation (the “Company”) announced that it had entered into a product acquisition agreement with Aventis Pharmaceuticals Holdings Inc. and into a supply agreement with Aventis Pharmaceuticals, Inc. (collectively “Aventis”) to acquire global rights to the Azmacort (triamcinolone acetonide) inhalation aerosol franchise. Azmacort is an inhaled corticosteroid that alleviates inflammation in the lungs and is used as prophylactic therapy for the maintenance treatment of asthma. Under the terms of the Purchase Agreement with Aventis, the Company will pay Aventis $200 million in cash and has agreed to pay a royalty to Aventis on future sales of a product currently in development. Under the terms of the supply agreement, Aventis has agreed to supply finished product to the Company for a period of up to five years. The Company expects to close this transaction by the end of the first quarter 2004, pending the completion of the Federal Trade Commission’s Hart-Scott-Rodino review process. A copy of the press release announcing this transaction is attached as an Exhibit to this Current Report on Form 8-K.

     Consummation of the acquisition remains subject to certain conditions, including approval of the Federal Trade Commission pursuant to the Hart-Scott-Rodino Act. A redacted copy of the Purchase Agreement is attached as an Exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

     (c) The following exhibits are included herein:

Exhibit Number	Description
Exhibit 2.1+	Product Acquisition Agreement between Kos Pharmaceuticals, Inc. and Aventis Pharmaceuticals Holdings Inc., dated March 5, 2004

Exhibit 2.2+	Supply Agreement between Kos Pharmaceuticals, Inc. and Aventis Pharmaceuticals Inc., dated March 5, 2004

Exhibit 99.1	Press Release dated March 8, 2004.

+	Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/ Andrew I. Koven
	Name:	Andrew I. Koven
Dated: March 26, 2004	Title:	Executive Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 2.1+	Product Acquisition Agreement between Kos Pharmaceuticals, Inc. and Aventis Pharmaceuticals Holdings Inc., dated March 5, 2004.

Exhibit 2.2+	Supply Agreement between Kos Pharmaceuticals, Inc. and Aventis Pharmaceuticals Inc., dated March 5, 2004.

Exhibit 99.1	Press Release dated March 8, 2004.

+	Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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